Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56257, 333-126445 and 333-147868 of Bernard Chaus, Inc. on Form S-8 of our report dated September 18, 2008, appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for each of the three years in the period ended June 30, 2008.

/s/  Mahoney Cohen & Company, CPA, P.C.

New York, New York
September 19, 2008